Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 20, 2025, relating to the financial statements of Oregon Energy LLC as of June 30, 2025 and 2024, and for the years then ended, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, and which forms part of this Registration Statement.

/s/ Adeptus Partners, LLC
Ocean, New Jersey
March 19, 2026